Exhibit 99.1

February 4, 2011

A. O. Smith, Regal Beloit receive request for more information from Department of Justice regarding sale of motor division

Milwaukee, Wis.—A. O. Smith Corporation (NYSE:AOS) and Regal Beloit Corporation (NYSE:RBC) announced today they have each received a request for additional information and documentary material from the U. S. Department of Justice regarding the sale of A. O. Smith Electrical Products Company to Regal Beloit.

The request will extend the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 as amended until 30 days after both companies have complied with the request. The request may be subject to modifications suggested by the companies provided the Department of Justice agrees to the modifications. A. O. Smith and Regal Beloit are in the process of gathering information to respond to the requests and are working cooperatively with the Department of Justice as it reviews the proposed transaction.

A. O. Smith and Regal Beloit entered into the definitive agreement to sell Electrical Products for $875 million on Dec. 12, 2010. Subject to regulatory approvals, the two companies plan to close the sale during the first half of 2011.

Forward-looking statements

This release contains statements that the company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals from the government or regulatory agencies (including the terms of such approvals) pertaining to the sale of Electrical Products Company; and the risk that a condition to closing of the sale may not be satisfied; the ability to execute our acquisition

5

strategy; significant volatility in raw material prices; competitive pressures on the company’s businesses; inability to implement pricing actions; negative impact of future pension contributions on the company’s ability to generate cash flow; instability in the company’s electric motor and water products markets; further weakening in housing construction; further weakening in commercial construction; timing of any recoveries in housing or commercial construction; a slowdown in the Chinese economy; adverse general economic conditions and capital market deterioration; the impact of acquisition accounting or non-GAAP financial measures on the company’s financial statements; difficulties in integrating the A. O. Smith (Shanghai) Water Treatment Products Co. Ltd. acquisition or the North American tankless water heater venture; difficulties in realizing future growth and profit expectations for the A. O. Smith (Shanghai) Water Treatment Products Co. Ltd. acquisition or the North American tankless venture and potential negative impacts on the company that the flooding of its Ashland City, Tenn., water heater manufacturing plant may have. Forward-looking statements included in this press release are made only as of the date of this release, and the company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributed to the company, or persons acting on its behalf, are qualified entirely by these cautionary statements. Forward-looking statements included in this press release are made only as of the date of this release, and the company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributed to the company, or persons acting on its behalf, are qualified entirely by these cautionary statements.

A. O. Smith Corporation, with headquarters in Milwaukee, Wis., is a global leader applying innovative technology and energy-efficient solutions to products marketed worldwide. The company is one of the world’s leading manufacturers of residential and commercial water heating equipment, offering a comprehensive product line featuring the best-known brands in North America and China.

6